UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 4, 2016, Heidrick & Struggles (UK) Limited (the “Buyer”), a wholly-owned subsidiary of Heidrick & Struggles International, Inc. (the “Company”), purchased from (i) JCA Events Limited, a company registered in England and Wales (the “JCA Seller”), the entire share capital of JCA Group Limited (“JCA Group”); and (ii) the partners thereof (the “Partners”), the entire partnership interest in JCA Partners LLP, pursuant to the terms of a Share Purchase Agreement dated August 4, 2016, by and among the JCA Seller, the Partners, the Buyer, and the Company. (The JCA Seller and the Partners are referred to collectively herein as the Sellers).

JCA Group is a UK-based provider of executive search, succession planning, and coaching services.

Under the terms of the Purchase Agreement, the Buyer paid the Sellers £11.2 million, and agreed to pay additional cash consideration after closing based on fee revenue generated from the business during the two-year period following the completion of the transaction. The Company currently estimates that it will be required to pay the Sellers approximately £2.8 million of additional cash consideration, but the actual amount of such additional cash consideration will depend on numerous factors that cannot be determined at this time, including the actual fee revenue generated from the business in the two-year period following the completion of the transaction. The Purchase Agreement also contained representations, warranties and covenants of the parties customary for a transaction of this type. The transaction was financed with cash. The transactions contemplated by the Purchase Agreement were approved by JCA Events shareholders and did not require the approval of the Company’s shareholders.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The representations and warranties made in the Purchase Agreement were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact. Investors are not third-party beneficiaries of the Purchase Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, views, opportunities, plans, strategies, beliefs and statements of similar effect relating to the Company, JCA Group, the Purchase Agreement and the expected benefits of the transaction. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results or events to differ materially from those express in or implied by the forward-looking statements, including risks associated with the transaction, such as uncertainties regarding the ability to realize the expected benefits of the transaction. For a detailed discussion of risk factors impacting the Company, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained in this document are made as of the date hereof, and the Company assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Item 7.01	Regulation FD

On August 4, 2016, the Company issued a press release announcing that the parties had signed and completed the transactions contemplated under the Purchase Agreement. The press release is attached to this report as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Share Purchase Agreement dated August 4,2016 for the sale and purchase of the entire issued share capital of JCA Group Limited and the entire partnership interest in JCA Partners LLP by and among JCA Events Limited, the persons listed in Schedule 1, Heidrick & Struggles (UK) Limited, and Heidrick & Struggles International, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided on a supplemental basis to the Securities and Exchange Commission upon request).

99.1	Press Release dated August 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: August 4, 2016	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer